SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): September 7, 2004


                              STATION CASINOS, INC
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             (Exact name of registrant as specified in its charter)


            Nevada                  000-21640                  88-0136443
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 (State or other jurisdiction      (Commission              (I.R.S. Employer
       of incorporation)           File Number)            Identification No.)


2411 West Sahara Avenue, Las Vegas, Nevada                        89102
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(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code: (702) 367-2411
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                                       N/A
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          (Former name or former address, if changed since last report)

Item 7.01. Regulation FD Disclosure

          Certain executives of Station Casinos, Inc. (the "Company") intend to participate in various investor meetings and gaming industry conferences beginning on September 8, 2004. At these meetings and conferences, the Company will present the following updated information with respect to guidance and operations:

2004 Guidance
-------------

     o Based on the strength of the Las Vegas local economy and strong same store revenues, the Company now believes that, prior to non-recurring items, EBITDA (1) and earnings per share ("EPS") for the third quarter of 2004 will exceed previously issued guidance of $81 million to $86 million and $0.37 to $0.42, respectively. The Company now believes that EBITDA will be in a range of approximately $86 million to $90 million and EPS will be in a range of $0.42 to $0.46 with the increase driven largely by higher than anticipated same store revenues. For the two months ended August 31, 2004, same store revenue growth at the Major Las Vegas Operations (2) and Green Valley Ranch exceeded the previously issued guidance of 8% to 10% for the third quarter.

     o Based on the increase in third quarter guidance, the Company is now adjusting EBITDA and EPS prior to non-recurring items, above previously issued guidance for calendar year 2004 of $360 million to $370 million and $1.84 to $1.93, respectively. The adjusted guidance now provides EBITDA for calendar year 2004 will be in a range of approximately $364 million to $374 million and EPS will be in a range of $1.87 to $1.97. The Company will update guidance for the fourth quarter of 2004 on its regularly scheduled earnings release conference call for the third quarter, which is anticipated to be held in the latter part of October 2004.

     o As a result of the approval of amendments to its compact, which took effect on September 2, 2004, the United Auburn Indian Community began operating additional slot machines at its Thunder Valley Casino. The Company believes that additional slot machines will become operational at various times throughout the fourth quarter of 2004. Previously issued guidance considered that additional machines would be added within this timeframe and the revised guidance has not changed the amount of projected incremental management fee earnings from these machines.

     o No changes have been made to previously communicated levels for depreciation, amortization, interest or the tax rate for 2004.

2005 Guidance
-------------

     o The Company is increasing guidance, prior to non-recurring items, for EBITDA and EPS for calendar year 2005 to approximately $395 million to $410 million and $2.13 to $2.26, respectively, from previously issued guidance of $385 million to $400 million and $2.04 to $2.18, respectively. The Company continues to project same store revenue growth of 3% to 5% with a flow through of approximately 50% of the increment to EBITDA, which is consistent with previous guidance. However, the revenue base has increased significantly in 2004 due to the strength of the Las Vegas economy and the favorable supply demand characteristics of this market.

     o Due to delays in receiving certain regulatory approvals, the Company's guidance for 2005 does not include management fees from either the Match-E-Be-Nash-She-Wish Band of Pottawatomi Indians ("Gun Lake") or the Mechoopda Indian Tribe of Chico Rancheria's gaming facilities. The Company believes that amounts previously included in the 2005 guidance for management fees from these contracts will be more than offset by the continued strength of the Las Vegas locals' market as well as the contribution from the additional slot machines at Thunder Valley Casino.

     o No changes have been made to previously communicated levels for depreciation, amortization, interest or the tax rate for 2005.

2006 Guidance
-------------

     o The Company's EPS guidance, prior to non-recurring items, for calendar year 2006 remains unchanged at approximately $2.43 to $2.62. There are no material changes to EBITDA, depreciation and interest. The guidance for 2006 assumes $10 million of management fees for all tribal operations, excluding management fees from Thunder Valley Casino.



Red Rock Station
----------------

          The Company now believes that Red Rock Station will cost approximately $550 million, increased from the previously communicated cost of $475 million. This increase is due in part to higher material costs and the Company's decision to build out and operate the full service restaurants itself as opposed to leasing the restaurants to third parties. In addition, and as a result of the continued strength of the Las Vegas locals' market, the project has been designed to accommodate additional gaming capacity without expanding the physical facility. The first full year EBITDA guidance for the project is approximately $60 million to $64 million, and the project is scheduled to open in late 2005 or the first quarter of 2006. The Company continues to believe that the project will see increasing returns on investment over time similar to the other Las Vegas projects that the Company has developed, most recently demonstrated at Green Valley Ranch.

          Even with the increase in cost at Red Rock Station, the Company believes that its debt to cash flow ratio will peak in late 2005 or early 2006 at just over 4.25 times and that, adjusted for a return on Red Rock Station, the proforma debt to cash flow ratio should be between 3.5 and 3.75 times at the opening of the project.


Company Information and Forward-Looking Statements

          Station Casinos, Inc. is the leading provider of gaming and entertainment to the residents of Las Vegas, Nevada. Station's properties are regional entertainment destinations and include various amenities, including numerous restaurants, entertainment venues, movie theaters, bowling and convention/banquet space, as well as traditional casino gaming offerings such as video poker, slot machines, table games, bingo and race and sports wagering. Station owns and operates Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Santa Fe Station Hotel & Casino, Wildfire Casino and Wild Wild West Gambling Hall & Hotel in Las Vegas, Nevada, Texas Station Gambling Hall & Hotel and Fiesta Rancho Casino Hotel in North Las Vegas, Nevada, and Sunset Station Hotel & Casino, Fiesta Henderson Casino Hotel, Magic Star and Gold Rush in Henderson, Nevada. Station also owns a 50% interest in both Barley's Casino & Brewing Company and Green Valley Ranch Station Casino in Henderson, Nevada and a 6.7% interest in the Palms Casino Resort in Las Vegas, Nevada. In addition, Station manages the Thunder Valley Casino near Sacramento, California on behalf of the United Auburn Indian Community.

          This 8-K contains certain forward-looking statements with respect to the business, financial condition, results of operations and expansion projects of the Company and its subsidiaries which involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied herein. Such risks and uncertainties include, but are not limited to, financial market risks, the ability to maintain existing management, integration of acquisitions, competition within the gaming industry, the cyclical nature of the hotel business and gaming business, economic conditions, regulatory matters and litigation and other risks described in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on Form 10-K for the year ended December 31, 2003, and its Registration Statement on Form S-4 File No. 333-113986. All forward-looking statements are based on the Company's current expectations and projections about future events. All forward-looking statements speak only as of the date hereof and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional financial information, including presentations from recent investor conferences, is available in the "Investor Relations" section of the Company's website at www.stationcasinos.com (3).

          Construction projects such as Red Rock Station, the expansions of Green Valley Ranch Station, Santa Fe Station and Sunset Station entail significant risks, including shortages of materials or skilled labor, unforeseen regulatory problems, work stoppages, weather interference, floods and unanticipated cost increases. The anticipated costs and construction periods are based on budgets, conceptual design documents and construction schedule estimates. There can be no assurance that the budgeted costs or construction period will be met.

          (1) EBITDA consists of net income plus income tax provision, interest and other expense, depreciation, amortization, development expense, preopening expenses and nonrecurring items. EBITDA is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the gaming industry and as a principal basis for valuation of gaming companies. The Company believes that in addition to cash flows and net income, EBITDA is a useful financial performance measurement for assessing the operating performance of the Company. Together with net income and cash flows, EBITDA provides investors with an additional basis to evaluate the ability of the Company to incur and service debt and incur capital expenditures. To evaluate EBITDA and the trends it depicts, the components should be considered. The impact of income tax provision, interest and other expense, depreciation, amortization, development expense, preopening expenses and nonrecurring items, each of which can significantly affect the Company's results of operations and liquidity and should be considered in evaluating the Company's operating performance, cannot be determined from EBITDA. Further, EBITDA does not represent net income or cash flows from operating, financing and investing activities as defined by generally accepted accounting principles ("GAAP") and does not necessarily indicate cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income, as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. In addition, it should be noted that not all gaming companies that report EBITDA or adjustments to such measures may calculate EBITDA or such adjustments in the same manner as the Company, and therefore, the Company's measure of EBITDA may not be comparable to similarly titled measures used by other gaming companies.

          (2) The Major Las Vegas Operations include the wholly owned properties of Palace Station, Boulder Station, Texas Station, Sunset Station, Santa Fe Station, Fiesta Rancho and Fiesta Henderson.

          (3) The hyperlink to the Company's URL is included herein solely for the convenience of investors in accessing the presentations. All other references herein to the Company's URL are inactive textual references. None of the information contained on the Company's website shall be deemed incorporated by reference or otherwise included herein.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Station Casinos, Inc.



Date: September 7, 2004                By: /S/ Glenn C. Christenson
                                           -------------------------------------
                                           Glenn C. Christenson
                                           Executive Vice President, Chief
                                           Financial Officer, Chief
                                           Administrative Officer and Treasurer